Exhibit 99.1

MOUNT TAM BIOTECHNOLOGIES, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of

Mount Tam Biotechnologies, Inc.

We have audited the accompanying balance sheet of Mount Tam Biotechnologies, Inc. (the “Company”), a development stage company, as of December 31, 2014 and the related statements of operations, deficit and cash flows for the period starting from August 13, 2014 (date of inception) to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the financial position of Mount Tam Biotechnologies, Inc. as of as of December 31, 2014 and the related statements of operations, deficit and cash flows for the period ended from August 13, 2014 (date of inception) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the accompanying financial statements, the Company has not commenced its planned principal operations, is incapable of generating sufficient cash flow to sustain its operations without securing additional financing, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

Larkspur, CA

August 19, 2015

F-2

MOUNT TAM BIOTECHNOLOGIES, INC.

(A Development Stage Company)

BALANCE SHEET

December 31,
Assets	2014
Current Assets
Cash and cash equivalents	$881
Prepaid expenses	20,000
Total Current Assets	20,881

Total Assets	$20,881

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and accrued liabilities	$173,800
Convertible debenture	53,209
Other current liability	50,000
Total Liabilities	277,010

Stockholders’ Deficit:
Common stock, $0.0001 par value; 20,000,000 shares authorized; 9,000,000 shares issued and outstanding	900
Stock subscription payable	(50)
Additional paid in capital	826
Deficit accumulated during development stage	(257,805)
Total stockholders’ deficit	(256,129)
Total Liabilities and Stockholders’ Deficit	$20,881

The accompanying notes are integral to these financial statements

F-3

MOUNT TAM BIOTECHNOLOGIES, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the period from inception (August 13, 2014) to
December 31, 2014
Operating expenses
General and administrative	257,035
Total operating expenses	257,035

Total expenses	257,035

Other expenses
Interest expense	(770)
Total other expenses	(770)

Net Loss	(257,805)

Net loss per share – basic and diluted	$(0.03)

Weighted average common shares – basic and diluted	9,000,000

The accompanying notes are integral to these financial statements

F-4

MOUNT TAM BIOTECHNOLOGIES, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common stock		Additional Paid in	Stock subscription	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Payable	Deficit	Deficit
Balance as of August 13, 2014	-	$-	$-	$-	$-	$-
Common stock issued	9,000,000	900	-	(50)	-	850
Fair value of vested stock options	-	-	826	-	-	826
Net loss	-	-	-	-	(257,805)	(257,805)
Balance as of December 31, 2014	9,000,000	$900	$826	$(50)	$(257,805)	$(256,129)

The accompanying notes are integral to these financial statements

F-5

MOUNT TAM BIOTECHNOLOGIES, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period from inception (August 13, 2014) to
December 31, 2014
Cash Flows from Operating Activities
Net loss	$(257,805)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	826
Changes in operating assets and liabilities:
Prepaid expenses	20,000
Accounts payable and accrued liabilities	173,801
Net cash used in operating activities	(103,178)

Cash Flows from Investing Activities	-

Cash Flows from Financing Activities
Proceeds from loans	103,209
Proceeds from issuance of common stock	850
Net cash received from financing activities	104,059

Net increase in cash and cash equivalents	881

Cash and Cash Equivalents, beginning of period	-

Cash and Cash Equivalents, end of period	$881

Supplemental disclosures of cash flow information:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are integral to these financial statements

F-6

MOUNT TAM BIOTECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the period from inception (August 13, 2014) to December 31, 2014

Note 1 – Nature of the Business

Mount Tam Biotechnologies, Inc. (“Mount Tam” or the “Company”) was incorporated on August 13, 2014 as a Delaware corporation. On August 13, 2014, the Company sold 9,000,000 shares of common stock, $0.0001 par value (“Common Stock”), for $900.

Mount Tam is a development stage entity and is primarily engaged in the development of bio-pharmaceuticals to treat autoimmune diseases. Mount Tam intends to optimize and bring to market a portfolio of products focused on improving the health and well being of people afflicted with autoimmune diseases.

The production and marketing of the Company’s products and its ongoing research and development activities will be subject to extensive regulation by numerous governmental authorities in the United States. Prior to marketing in the United States, any drug developed by the Company must undergo rigorous preclinical (animal) and clinical (human) testing and an extensive regulatory approval process implemented by the Food and Drug Administration (“FDA”) under the Food, Drug and Cosmetic Act. The Company has limited experience in conducting and managing the preclinical and clinical testing necessary to obtain regulatory approval. There can be no assurance that the Company will not encounter problems in clinical trials that will cause the Company or the FDA to delay or suspend clinical trials.

The Company’s success will depend in part on its ability to obtain patents and exploitation of its product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by the Company will not be challenged, invalidated, or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to the Company.

The Company has no significant operating history and, from August 13, 2014, (inception) to December 31, 2014, has generated a net loss of $257,805. The Company has negative working capital by $256,129 as of December 31, 2014. Since its formation, the Company has been funded through debt financings. The accompanying financial statements for the year ended December 31, 2014, have been prepared assuming the Company will continue as a going concern. During the year 2015, management intends to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there can be no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s needs.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying financial statements have been prepared using the accounting formats prescribed by Accounting Standards Update (“ASU”) 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Accounting Standards Codification (“ASC”) Topic 810 Consolidation.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect certain accounts including deferred income tax assets, accrued expenses, fair value of equity instruments and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the year in which such adjustments are determined.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of December 31, 2014 the Company had no cash equivalents.

F-7

Capitalization of Property and Equipment

Property and equipment will be recorded at cost. Expenditures for major additions and improvements will be capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation will be provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company may use other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Office and laboratory equipment	3 to 5 years
Computer equipment and software	3 years
Leasehold improvements	Term of lease agreement
Leased equipment	Term of lease agreement

As of December 31, 2014, the Company has not acquired any property and equipment.

Revenue Recognition

Revenue will be recognized when the four basic criteria of revenue recognition are met: (i) a contractual agreement exists; (ii) transfer of technology (intellectual property) has been completed or services have been rendered; (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Revenue from licensing of intellectual property or other payments under collaborative agreements where the Company has a continuing obligation to perform will be recognized as revenue over the expected period of the continuing performance obligation. As of December 31, 2014, the Company has not yet generated any revenue.

Income Taxes

The Company utilizes Financial Accounting Standards Board (“FASB”) ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Net Earnings (Loss) Per Common Share

The Company computes earnings per share under ASC Subtopic 260-10, Earnings Per Share. Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders (the numerator) by the weighted average number of shares of common stock outstanding (the denominator) during the reporting periods. Diluted loss per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from securities convertible into common stock (using the “treasury stock” method), unless their effect on net loss per share is anti-dilutive. There were 406,418 potentially dilutive shares, which include outstanding common stock options and convertible debenture, for the period ended December 31, 2014.

The potential shares, which are excluded from the determination of basic and diluted net loss per share as their effect is anti-dilutive, are as follows:

2014
Options to purchase common stock	300,000
Convertible note	106,418
Potential equivalent shares excluded	406,418

Accounts Payable

Accounts payable and accrued expenses include the following as of December 31, 2014:

2014
Accounts payable	$111,294
Accrued legal fees	32,470
Accrued salary	29,167
Other current liabilities	870
Total accounts payable and accrued expenses	$173,801

F-8

Fair Value Measurements

The Company measures and discloses the fair value of assets and liabilities required to be carried at fair value in accordance with ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure.

ASC 825 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices for identical assets or liabilities in active markets to which we have access at the measurement date.

Level 2 - Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Unobservable inputs for the asset or liability.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

For the period ended December 31, 2014, the Company has determined that there we no assets or liabilities measured at fair value.

Share-based Compensation

The Company’s 2014 Equity Incentive Plan (the “Plan”), which is approved by its board of directors, permits the grant of share options and shares to its employees and consultants for up to 1 million shares of common stock. The Company records share-based compensation in accordance with the provisions of the Share-based Compensation Topic of the FASB Codification. The guidance requires the use of option-pricing models that require the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation model, and the resulting charge is expensed using the straight-line attribution method over the vesting period. The Company has elected to use the calculated value method to account for the options it issued in 2014. A nonpublic entity that is unable to estimate the expected volatility of the price of its underlying share may measure awards based on a “calculated value,” which substitutes the volatility of appropriate public companies (representative of the company’s size and industry) as a bench mark for the volatility of the entity’s own share price. Currently, there is no active market for the company’s common shares. The Company has used the historical closing values of these companies to estimate volatility, which was calculated to be 127%. Option awards are generally granted with an exercise price equal to the fair value of the Company's stock at the date of grant; those option awards generally vest based on 1 year of continuous service and have 10-year contractual terms.

Stock compensation expense recognized during the period is based on the value of share-based awards that were expected to vest during the period adjusted for estimated forfeitures. The estimated fair value of grants of stock options and warrants to non-employees of the Company is charged to expense, if applicable, in the financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

Going Concern

The Company’s financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a cumulative net loss from inception (August 13, 2014) to December 31, 2014 of $257,805. The Company has a working capital deficit of $256,129 as of December 31, 2014. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease development of operations.

F-9

In order to continue as a going concern and to develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowing and sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Recent Accounting Pronouncements

The following accounting standards updates were recently issued and have not yet been adopted by us. These standards are currently under review to determine their impact on the financial position, results of operations, or cash flows.

ASC Topic 915, Development Stage Entities, is being superseded by FASB ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810 Consolidation. The amendments made by ASU 2014-10 are effective for public companies for annual reporting periods beginning after December 15, 2014 and interim period therein. For private entities, the amendments are effective for annual reporting periods beginning after December 15, 2014, and for interim reporting periods beginning after December 15, 2015. The adoption of ASU 2014-10 did not have any material impact on the Company’s financial statements.

In August 2014, FASB issued ASU No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. Under U.S. GAAP, continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's condensed financial position, results of operations or cash flows.

Note 3 – Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of December 31, 2014:

2014
Deferred tax assets:
NOL Carryover	$96,950
Deferred tax liabilities:

Valuation allowance	$(96,950)
Net deferred tax asset	$-

F-10

At December 31, 2014, the Company had net operating loss carryforwards of approximately $257,000 that may be offset against future taxable income from the year 2015 through 2034.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 4 – Loans

In 2014, the Company executed an agreement with a third-party investor whereby the Company issued $53,209 in a convertible promissory note. This note bears an interest rate of 8% per year and matures on November 26, 2015. The Company subsequently received an advance of $50,000 from the same party. The proceeds from these loans were used for working capital purposes. Subsequent to December 31, 2014, both of these loans were consolidated into a new convertible note (see Note 8).

Note 5 – Capital Stock

At December 31, 2014, the authorized capital of the Company consists of 20,000,000 shares of Common Stock. During the period ended December 31, 2014 the Company issued 9,000,000 shares of Common Stock to its founders pursuant to a subscription agreement, and received $850 in consideration, with the remaining balance of $50 shown under stock subscription receivable.

On August 13, 2014, the Company’s board of directors approved the Plan, and the Company reserved 1,000,000 shares of Common Stock thereunder.

As of December 31, 2014, there are 9,000,000 shares of Common Stock issued and outstanding.

Note 6 – Stock Options and Warrants

Stock Options

On December 1, 2014, the Company granted options to its Chief Financial Officer to purchase up to 300,000 shares of common stock under the Plan in the aggregate, with an exercise price of $0.50 per share. Twenty-five percent of the shares subject to the option shall vest on the one year anniversary of the vesting commencement date, and one forty-eighth of the shares subject to the option shall vest each month thereafter on the same day of the month as the vesting commencement date (and if there is no corresponding day, on the last day of the month) until 100% of the shares subject to the option plan shall have vested on the four (4) year anniversary of the vesting commencement date.

Stock-based compensation expense related to vested options was $826 during the period ended December 31, 2014. The Company determined the value of share-based compensation using the Black-Scholes fair value option-pricing model using the following weighted average assumptions for options granted during the period ended December 31, 2014:

December 31, 2014
Expected term (years)	9.93
Expected volatility	127%
Risk-free interest rate	1.93%
Dividend yield	0%

A summary of option activity under the Plan as of December 31, 2014, and changes during the period then ended is presented below:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at August 13, 2014	-	$-	-	$-
Granted	300,000	0.35	9.93
Exercised	( - )	-	-
Forfeited or expired	( - )	-	-
Outstanding at December 31, 2014	300,000	$0.35	9.93	$45,000
Exercisable at December 31, 2014	-	$-	-	-

F-11

The weighted-average grant-date fair value of options granted during the years ended December 31, 2014 was $100,578. As of December 31, 2014, there was $99,752 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 3.9 years.

Note 7 – Commitments & Contingencies

From time to time the Company may become a party to litigation in the normal course of business. Management believes that there are no current legal matters that would have a material effect on the Company’s financial position or results of operations.

On August 17, 2014, the Company entered into an agreement with The Buck Institute for Research on Aging (the “Institute”) for licenses of certain patents held by the Institute. In connection with this agreement, the Company agreed to pay the Institute for research and development activities. The Company will pay the Institute in eight equal installments of $75,000 each for conducting research and development. On March 2015, the payment terms were revised so that the Company still pays the Research Funding amount in eight (8) equal installments of seventy-five thousand dollars ($75,000) each, and the installments shall be payable as follows: the first, second and third installments (together $225,000) shall all be payable by April 1,2015, and each subsequent installment shall be payable three (3) months after the date on which the prior installments was payable, with the fourth installment payable July 1, 2015, three (3) months after the first three payments were made, and the final installments payable fifteen (15) months after the first through third installments were made.

In addition, the Company issued to the Institute that number of shares equal to 5% of the Company's total outstanding shares at inception. The Institute’s equity interest in the Company will not be reduced below 5% of the total aggregate common shares until such time the Company has raised and received a total of $5,000,000 of investment in equity, debt, grants, contributions, or donations. As of date the Company has issued 450,000 shares of the Company common stock to the Institute. Additionally, the Company agreed to pay one-time milestone payments upon the first occurrence of the corresponding milestone events as set forth in the table below.

Milestone Event	Milestone Payment
Filing of an IND	$50,000
Completion of the first Phase I Clinical Trial of a Licensed Product	$250,000
Completion of the first Phase II Clinical Trial of a Licensed Product	$500,000
Completion of the first Phase III Clinical Trial of a Licensed Product	$1,000,000

As of the December 31, 2014, the milestones have not been achieved.

The Company also agreed to pay the Institute nonrefundable and non-creditable royalties in the amount of 2% of the annual aggregate net sales. For each licensed product for which the Company grants worldwide sublicense rights to a third party, the Company agreed to pay the Institute 20% of all sublicense revenues.

Within 30 days after the date on which the Funding Condition is satisfied, the Company shall reimburse Institute for 100% of the Patent Expenses for the Product Patents and 50% of the Patent Expenses for the Program Patents, incurred by Institute. Per amended agreement dated March 2015, the Company shall reimburse Institute for 100% of the Patent Expenses for the Product Patents and 50% of the Patent Expenses for the Program Patents, incurred by Institute incurred on or before April 1, 2015.

On December 1, 2014, the Company entered into an employment agreement with its Chief Executive Officer, which expires in December 2017. The employment agreement requires annual base salary payments of $200,000 per year. In addition, the executive has been granted 1,530,000 shares of Company's Common Stock for which a separate share purchase agreement was executed and shares were accounted as sold in cash for $0.0001 per share.

On December 1, 2014, the Company entered into an employment agreement with its Chief Financial Officer, which expires in December 2016. The employment agreement requires annual base salary payments of $150,000 per year. In addition, the executive has been granted 1,530,000 shares of Company's Common Stock for which a separate share purchase agreement was executed and shares were accounted as sold in cash for $0.0001per share, and stock options to purchase 300,000 shares of common stock.

On December 1, 2014, the Company entered into a three-year consulting agreement with an individual for the purpose of providing financial and investor relations services to us. In connection with the agreement, the Company agreed to pay consultant a monthly fee of $10,000.

F-12

On December 11, 2014, the Company entered into an agreement with a firm that provides legal services to assist with a potential future financing transaction and a reverse merger transaction. In connection with this agreement for legal services, the Company agreed to pay flat fee of $115,000. The payment of the flat fee shall be as follows: (i) $75,000 cash; $25,000 payable upon closing of the future financing transaction $50,000 payable upon closing of a future reverse merger transaction; and (ii) $40,000 in the common stock of the Public Company (using the same per share price as used in the financing transaction) to be acquired upon closing of the reverse merger transaction. In the event the financing transaction or the reverse merger transaction does not close, the Company shall pay for legal services based on the firm’s billing rates per hour for the work performed.

Note 8 – Subsequent Events

On January 2, 2015, the Company executed an agreement with a third-party investor whereby the Company issued a convertible promissory note in the principal amount of $400,000. The note bears an interest rate of 1% per year and mature September 2, 2015. Until the maturity date, the note holder may elect to convert the note in whole or in part into common stock at the price of $0.50. The proceeds from the note will be used for working capital purposes.

On January 2, 2015, the Company entered into an employment agreement with its Vice President, Research and Development. The employment agreement requires annual base salary payments of $150,000 per year. In addition, the executive has been granted stock options to purchase 135,000 shares of common stock.

On January 2, 2015, the Company entered into a license and service agreement with the Institute. In connection with the agreement, the Company agreed to pay the Institute an annual fee of $24,500 to procure access to certain office space in the facility in order to conduct research and facilitate its research and development program.

On March 19, 2015, the Company issued a convertible promissory note in the principal amount of $600,000 at a conversion price of $0.50. Such note bears an interest rate of 1% per year and matures on September 30, 2015. The proceeds from the note will be used for working capital purposes.

On August 12, 2015, the Company entered into a Share Exchange and Conversion Agreement by and among TabacaleraYsidron, Inc., a Nevada corporation (“Tabacalera”), and a holder of a majority of the issued and outstanding capital stock of Tabacalera, on the one hand, and the Company, its shareholders and the holders of its convertible promissory notes. In connection with such agreement, 9,000,000 shares of the Company’s issued and outstanding common stock were exchanged for 24,000,000 shares of Tabacalera’s common stock, the Company’s convertible promissory notes in the aggregate principal amount of $1,000,000 were converted into an aggregate of 2,000,000 shares of Tabacalera common stock at $0.50 per share.

F-13

MOUNT TAM BIOTECHNOLOGIES, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

Table of Contents

Condensed Balance Sheet as of June 30, 2015 (unaudited) and December 31, 2014	F-2
Condensed Statement of Operations for the three and six months ended June 30, 2015 and for the period from inception (August 13, 2014) to June 30, 2015 (unaudited)	F-3
Condensed Statement of Stockholders’ Deficit for the period from inception (August 13, 2014) to June 30, 2015 (unaudited)	F-4
Condensed Statement of Cash Flows for the six months ended June 30, 2015 and for the period from inception (August 13, 2014) to June 30, 2015 (unaudited)	F-5
Notes to the Unaudited Condensed Financial Statements	F-6

MOUNT TAM BIOTECHNOLOGIES, INC.

(A Development Stage Company)

CONDENSED BALANCE SHEET

	June 30,	December 31,
	2015 (unaudited)	2014
Assets
Current Assets
Cash and cash equivalents	$21,980	$881
Prepaid expense	-	20,000
Total Current Assets	21,980	20,881

Total Assets	$21,980	$20,881

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable and accrued liabilities	$235,880	$173,801
Convertible note payable, net of unamortized debt finance fees of $28,900	971,100	-
Convertible debenture	-	53,209
Other current liability	-	50,000
Total Liabilities	1,206,980	277,010

Stockholders’ Deficit:
Common stock, $0.0001 par value; 20,000,000 shares authorized; 9,000,000 shares issued and outstanding	900	900
Stock subscription payable	(45)	(50)
Additional paid in capital	20,283	826
Accumulated deficit	(1,206,137)	(257,805)
Total stockholders’ deficit	(1,185,000)	(256,129)
Total Liabilities and Stockholders’ Deficit	$21,980	$20,881

See accompanying notes to these condensed financial statements

F-2

MOUNT TAM BIOTECHNOLOGIES, INC.

(A Development Stage Company)

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	For the three months ended	For the six months ended	For the period from inception (August 13, 2014) to
	June 30, 2015	June 30, 2015	June 30, 2015
Revenue	$-	$-	$-

Operating expenses
Research and development	116,922	412,244	412,244
General and administrative	305,847	532,433	789,468
Total operating expenses	422,769	944,678	1,201,712

Total expenses	422,769	944,678	1,201,712

Other Expenses
Interest Expense	(2,493)	(3,655)	(4,425)
Total other expenses	(2,493)	(3,655)	(4,425)

Net Loss	(425,262)	(948,332)	(1,206,137)

Net loss per share – basic and diluted	$(0.05)	$(0.11)	$(0.13)

Weighted average common shares – basic and diluted	9,000,000	9,000,000	9,000,000

See accompanying notes to these condensed financial statements

F-3

MOUNT TAM BIOTECHNOLOGIES, INC.

(A Development Stage Company)

CONDENSED STATEMENT OF STOCKHOLDERS’ DEFICIT

(Unaudited)

	Common stock		Additional Paid in	Stock subscription	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Payable	Deficit	Deficit
Balance as of August 13, 2014	-	$-	$-	$-	$-	$-
Common stock issued	9,000,000	900	-	(50)	-	850
Fair value of vested stock options	-	-	826	-	-	826
Net loss	-	-	-	-	(257,805)	(257,805)
Balance as of December 31, 2014	9,000,000	$900	$826	$(50)	$(257,805)	$(256,129)
Fair value of vested stock options	-	-	19,457	-	-	19,457
Stock subscription received	-	-	-	5	-	5
Net loss	-	-	-	-	(948,332)	(948,332)
Balance as of June 30, 2015	9,000,000	$900	$20,283	$(45)	$(1,206,137)	$(1,185,000)

See accompanying notes to these condensed financial statements

F-4

MOUNT TAM BIOTECHNOLOGIES, INC.

(A Development Stage Company)

CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

	For the six months ended	For the period from inception (August 13, 2014) to
	June 30, 2015	June 30, 2015
Cash Flows from Operating Activities
Net loss	$(948,332)	$(1,206,137)
Fair value of vested option	19,457	20,283
Amortization of prepaid expenses	20,000	-
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	33,179	206,980
Net cash used in operating activities	(875,697)	(978,875)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from loans	896,791	1,000,000
Proceeds from issuance of common stock	5	855
Net cash received from financing activities	896,796	1,000,855

Net increase in cash and cash equivalents	21,099	21,980

Cash and Cash Equivalents, beginning of period	881	-

Cash and Cash Equivalents, end of period	$21,980	$21,980

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash investing and financing activities:
Accrual of finance fees	$30,000	$-

See accompanying notes to these condensed financial statements

F-5

MOUNT TAM BIOTECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

For the six months ended June 30, 2015

Note 1 – Nature of the Business

Mount Tam Biotechnologies, Inc. (“Mount Tam” or the “Company”) was incorporated on August 13, 2014 as a Delaware corporation. On August 13, 2014, the Company sold 9,000,000 shares of common stock, $0.0001 par value (“Common Stock”), for $900.

Mount Tam is a development stage company and is primarily engaged in the development of bio-pharmaceuticals to treat autoimmune diseases. The Company intends to optimize and bring to market a portfolio of products focused on improving the health and well being of people afflicted with autoimmune diseases.

To that end, the Company has formed a strategic partnership with the Buck Institute for Research on Aging (“Buck Institute”), an independent research facility focused on understanding the connection between aging and chronic disease. As part of the partnership, the Company has signed an exclusive worldwide licensing and collaboration agreement with the Buck Institute that includes many of the Buck Institute’s intangible research and development assets in the area of autoimmune disorders. The initial focus of the Company’s research and development efforts will be a pre-clinical stage compound for the treatment and diagnosis of systemic lupus erythematosus, a common form of lupus. The Company has not produced any revenues from the intangible research and development assets it acquired from Buck Institute and the Company has not commenced its planned principal operations.

The production and marketing of the Company’s products and its ongoing research and development activities will be subject to extensive regulation by numerous governmental authorities in the United States. Prior to marketing in the United States, any drug developed by the Company must undergo rigorous preclinical (animal) and clinical (human) testing and an extensive regulatory approval process implemented by the Food and Drug Administration under the Food, Drug and Cosmetic Act. In addition, the Company’s success will depend in part on its ability to obtain and maintain patents, exploit its product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries.

Note 2 – Summary of Significant Accounting Policies

The significant accounting policies applied in the annual financial statements of the Company as of December 31, 2014 are applied consistently in these financial statements.

Basis of Presentation

The accompanying unaudited condensed financial statements as of June 30, 2015 have been prepared in accordance with the U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, the unaudited interim financial statements include all adjustments of a normal recurring nature necessary for a fair presentation of the Company’s financial position as of June 30, 2015, the Company’s results of operation, changes in stockholders’ deficit and the cash flows for the six months ended June 30, 2015. The December 31, 2014 condensed balance sheet data was derived from the audited financial statements included in this Form 8-K for the period starting from August 13, 2014 and ending December 31, 2014.

Results for the six months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the year ended December 31, 2015 or any other future period.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect certain accounts including deferred income tax assets, accrued expenses, fair value of equity instruments and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the period in which such adjustments are determined.

F-6

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Research and development costs

The Company follows Accounting Standards Codification Subtopic (“ASC”) 730-10, “Research and Development,” in which research and development costs are charged to the statement of operations as incurred. During the three and six months ended June 30, 2015 the Company incurred $116,922 and $412,244, respectively, of expenses related to research and development cost.

Net Earnings (Loss) Per Common Share

The Company computes earnings per share under ASC 260-10, “Earnings Per Share”. Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders (the numerator) by the weighted average number of shares of common stock outstanding (the denominator) during the reporting periods. Diluted loss per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from securities convertible into common stock (using the “treasury stock” method), unless their effect on net loss per share is anti-dilutive. There were 2,435,000 potentially dilutive shares, which include outstanding common stock options and convertible debenture, for the six months ended June 30, 2015.

The potential shares, which are excluded from the determination of basic and diluted net loss per share as their effect is anti-dilutive, are as follows:

	June 30, 2015	December 31, 2014
Options to purchase common stock	435,000	300,000
Convertible notes	2,000,000	106,418
Potential equivalent shares excluded	2,435,000	406,418

Accounts Payable

Accounts payable and accrued expenses include the following as of June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014
Accounts payable	$212,939	$111,294
Accrued legal fees	18,417	32,470
Accrued salary	-	29,167
Other current liabilities	4,524	870
Total accounts payable and accrued expenses	$235,880	$173,801

Fair Value Measurements

The Company measures and discloses the fair value of assets and liabilities required to be carried at fair value in accordance with ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure.

ASC 825 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes three levels of inputs that may be used to measure fair value:

F-7

Level 1 - Quoted prices for identical assets or liabilities in active markets to which we have access at the measurement date.

Level 2 - Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Unobservable inputs for the asset or liability.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

For the six months ended June 30, 2015, the Company has determined that there we no assets or liabilities measured at fair value on a recurring basis.

Share-based Compensation

The Company’s 2014 Equity Incentive Plan (the “Plan”), which is approved by its board of directors, permits the grant of share options and shares to its employees and consultants for up to 1 million shares of Common Stock. The Company records share-based compensation in accordance with the provisions of the Share-based Compensation Topic of the FASB Codification. The guidance requires the use of option-pricing models that require the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation model, and the resulting charge is expensed using the straight-line attribution method over the vesting period. The Company has elected to use the calculated value method to account for the options it issued in 2014. A nonpublic entity that is unable to estimate the expected volatility of the price of its underlying share may measure awards based on a “calculated value,” which substitutes the volatility of appropriate public companies (representative of the company’s size and industry) as a bench mark for the volatility of the entity’s own share price. Currently, there is no active market for the company’s Common Stock. The Company has used the historical closing values of these companies to estimate volatility, which was calculated to be 127%. Option awards are generally granted with an exercise price equal to the fair value of the Company's stock at the date of grant; those option awards generally vest based on 1 year of continuous service and have 10-year contractual terms.

Stock compensation expense recognized during the period is based on the value of share-based awards that were expected to vest during the period adjusted for estimated forfeitures. The estimated fair value of grants of stock options and warrants to non-employees of the Company is charged to expense, if applicable, in the financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

Going Concern

The Company’s financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has no significant operating history and had a cumulative net loss from inception (August 13, 2014) to June 30, 2015 of $1,206,137. The Company has a working capital deficit of $1,185,000 as of June 30, 2015. Since inception, the Company has been funded through debt financings. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and to allow it to continue as a going concern. The accompanying financial statements for the year ended June 30, 2015, have been prepared assuming the Company will continue as a going concern. The Company believes its cash resources are insufficient to meet its anticipated needs during the next twelve months. The Company will require additional financing to fund its future planned operations, including research and development and clinical trials and commercialization of its product candidates. In addition, the Company will require additional financing in order to seek to license or acquire new assets, research and develop any potential patents and the related compounds, and obtain any further intellectual property that the Company may seek to acquire.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. Management’s plans to continue as a going concern include raising additional capital through borrowing and sales of Common Stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. If the Company is not able to obtain the necessary additional financing on a timely basis, the Company will be forced to delay or scale down some or all of its development activities or perhaps even cease the operation of its business.  Since its inception, the Company has funded its operations primarily through debt financings and it expects that it will continue to fund its operations through a mix of equity and debt financings.  If the Company secures additional financing by issuing equity securities, its existing stockholders’ ownership will be diluted.  Obtaining commercial loans, assuming those loans would be available, will increase the Company’s liabilities and future cash commitments.  The Company also expects to pursue non-dilutive financing sources. However, obtaining such financing would require significant efforts by the Company’s management team, and such financing may not be available, and if available, could take a long period of time to obtain. Additional financing may not be available to the Company when needed or, if available, it may not be obtained on commercially reasonable terms. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying condensed financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-8

Recent Accounting Pronouncements

ASC 915, “Development Stage Entities”, is being superseded by FASB ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810 Consolidation (“ASU 2014-10”). The amendments made by ASU 2014-10 are effective for public companies for annual reporting periods beginning after December 15, 2014 and interim period therein. For private entities, the amendments are effective for annual reporting periods beginning after December 15, 2014, and for interim reporting periods beginning after December 15, 2015. The future adoption of ASU 2014-10 is not expected to have a material impact on the Company’s financial statements.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's condensed financial position, results of operations or cash flows.

Note 4 – Loans

In 2014, the Company executed an agreement with a third-party investor whereby the Company issued a convertible promissory note in the principal amount of $53,209. This note bears an interest rate of 8% per year and matures on November 26, 2015. The Company subsequently received an advance of $50,000 from the same party. The proceeds from these loans were used for working capital purposes. During the six months ended June 30, 2015, both of these loans were consolidated into a new convertible note (see Note 5).

Note 5 – Convertible Notes

Notes payable as of June 30, 2015 and December 31, 2014 are comprised of the following:

	June 30, 2015	December 31, 2014
Convertible Note	$400,000	$-
Convertible Note, net of unamortized deferred finance fees of $28,900	571,100	-
	971,100	-
Less current portion	(971,100)	-
	$-	$-

On January 2, 2015, the Company issued a convertible promissory note in the principal amount of $400,000 to a third party investor, which includes $53,209 in principal amount for a previously issued note (see Note 4) at a conversion price of $0.50. Such note bears an interest rate of 1% per year and matures on September 2, 2015. The proceeds from the note will be used for working capital purposes.

On March 19, 2015, the Company issued a convertible promissory note in the principal amount of $600,000 at a conversion price of $0.50. Such note bears an interest rate of 1% per year and matures on September 30, 2015. The proceeds from the note will be used for working capital purposes. In connection with the note, the Company accrued $60,000 for finance fees to be amortized over the life of the note. As of June 30, 2015, $31,100 of the finance fees was expensed.

Note 6 – Capital Stock

At June 30, 2015, the authorized capital of the Company consists of 20,000,000 shares of Common Stock, par value $0.0001 per share. During the period ended December 31, 2014, the Company issued 9,000,000 shares of Common Stock in the aggregate to its founders for $900 in consideration in the aggregate.

On August 13, 2014, the Company’s board of directors approved the Plan, and the Company reserved 1,000,000 shares of Common Stock thereunder.

As of June 30, 2015, there were 9,000,000 shares of Common Stock issued and outstanding.

F-9

Note 7 – Stock Options and Warrants

Stock Options

On December 1, 2014, the Company granted options to its former Chief Financial Officer to purchase up to 300,000 shares of Common Stock under the Plan in the aggregate, with an exercise price of $0.35 per share. 25% of the option shares shall vest on the one year anniversary of the vesting commencement date, and one forty-eight of the shares subject to the option shall vest each month thereafter on the same day of the month as the vesting commencement date (and if there is no corresponding day, on the last day of the month) until 100% of the option shares shall have vested on the four (4) year anniversary of the vesting commencement date.

On January 2, 2015, the Company granted options to its former Vice President, Research and Development to purchase up to 135,000 shares of Common Stock under the Plan in the aggregate, with an exercise price of $0.50 per share. 25% of the option shares shall vest on the one year anniversary of the vesting commencement date, and 1/48th of the option shares shall vest each month thereafter on the same day of the month as the vesting commencement date (and if there is no corresponding day, on the last day of the month) until 100% of the option shares shall have vested on the four year anniversary of the vesting commencement date.

Stock-based compensation expense related to vested options was $19,457 during the six months ended June 30, 2015. The Company determined the value of share-based compensation using the Black-Scholes fair value option-pricing model using the following weighted average assumptions for options granted during the six months ended June 30, 2015:

June 30, 2015
Expected term (years)	10.00
Expected volatility	127%
Risk-free interest rate	1.61%
Dividend yield	0%

A summary of option activity under the Plan as of June 30, 2015, and changes during the period then ended is presented below:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2014	300,000	$0.35	9.93	$45,000
Granted	135,000	0.50	9.76	-
Exercised	-	-	-	-
Forfeited or expired	-	-	-	-
Outstanding at June 30, 2015	435,000	$0.40	9.46	$45,000
Exercisable at June 30, 2015	-	$-	-	-

The weighted-average grant-date fair value of options granted during the six months ended June 30, 2015 was $44,924. As of June 30, 2015, there was $125,215 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 3.9 years.

Note 8 – Commitments & Contingencies

From time to time the Company may become a party to litigation in the normal course of business. Management believes that there are no current legal matters that would have a material effect on the Company’s financial position or results of operations.

On August 17, 2014, the Company entered into an agreement with Buck Institute for licenses of certain patents held by Buck Institute (the “License Agreement”). In connection with this agreement, the Company agreed to pay Buck Institute for research and development activities. The Company will pay Buck Institute in eight equal installments of $75,000 each for conducting research and development. In March 2015, the payment terms were revised so that the Company still pays the Research Funding amount in eight (8) equal installments of seventy-five thousand dollars ($75,000) each and the installments shall be payable as follows: the first, second and third installments (together $225,000) shall all be payable by April 1, 2015, and each subsequent installment shall be payable three (3) months after the date on which the prior installments was payable, with the fourth installment payable July 1, 2015, three (3) months after the first three payments were made, and the final installments payable fifteen (15) months after the first through third installments were made.

F-10

In addition, the Company issued to Buck Institute that number of shares equal to 5% of the Company's total outstanding shares at inception. Buck Institute’s equity interest in the Company will not be reduced below 5% of the total aggregate common shares until such time the Company has raised and received a total of $5,000,000 of investment in equity, debt, grants, contributions, or donations. As of June 30, 2015, the Company has issued 450,000 shares of the Company’s Common Stock to Buck Institute. Additionally, the Company agreed to pay one-time milestone payments upon the first occurrence of the corresponding milestone events as set forth in the table below.

Milestone Event	Milestone Payment
Filing of an IND	$50,000
Completion of the first Phase I Clinical Trial of a Licensed Product	$250,000
Completion of the first Phase II Clinical Trial of a Licensed Product	$500,000
Completion of the first Phase III Clinical Trial of a Licensed Product	$1,000,000

As of June 30, 2015, the milestone events have not been achieved.

The Company also agreed to pay Buck Institute nonrefundable and non-creditable royalties in the amount of 2% of the annual aggregate net sales. For each licensed product for which the Company grants worldwide sublicense rights to a third party, the Company agreed to pay Buck Institute 20% of all sublicense revenues.

Within 30 days after the date on which the Company shall raise and receive a total of $1,000,000 of investment in equity, debt, grants, contributions, or donations, the Company shall reimburse Buck Institute for 100% of the patent expenses for the Product Patents and 50% of the patent expenses for the Program Patents, incurred by Buck Institute as defined in the Licensing Agreement. Per amended agreement dated March 2015, the Company shall reimburse Buck Institute for 100% of the patent expenses for the Product Patents and 50% of the Patent Expenses for the Program Patents, incurred by Buck Institute incurred on or before April 1, 2015.

On December 1, 2014, the Company entered into an employment agreement with its former Chief Executive Officer, which terminated on August 12, 2015 as a result of his resignation from the Company (see Note 9). The employment agreement required annual base salary payments of $200,000 per year. In addition, the executive was granted 1,530,000 shares of Company's Common Stock at $0.0001 per share pursuant to a share purchase agreement.

On December 1, 2014, the Company entered into an employment agreement with its former Chief Financial Officer, which terminated on April 1, 2015, as a result of his resignation from the Company. The employment agreement required annual base salary payments of $150,000 per year. In addition, the executive was granted 1,530,000 shares of Company's Common Stock at $0.0001 per share pursuant to a share purchase agreement, as well as stock options to purchase up to 300,000 shares of Common Stock.

On December 1, 2014, the Company entered into a three-year consulting agreement with an individual for the purpose of providing financial and investor relations services. In connection with the agreement, the Company agreed to pay the consultant a monthly fee of $10,000.

On December 11, 2014, the Company entered into an agreement with a firm that provides legal services to assist with a potential future financing transaction and a reverse merger transaction. In connection with this agreement for legal services, the Company agreed to pay flat fee of $115,000. The payment of the flat fee shall be as follows: (i) $75,000 cash; $25,000 payable upon closing of the future financing transaction and $50,000 payable upon closing of a future reverse merger transaction; and (ii) $40,000 in the common stock of the Public Company (using the same per share price as used in the financing transaction) to be acquired upon closing of the reverse merger transaction. In the event the financing transaction or the reverse merger transaction does not close, the Company shall pay for legal services based on the firm’s billing rates per hour for the work performed.

On January 2, 2015, the Company entered into an employment agreement with its former Vice President, Research and Development. The employment agreement requires annual base salary payments of $150,000 per year. In addition, the executive has been granted stock options to purchase up to 135,000 shares of Common Stock. His employment agreement was later amended as a result of his appointment to be the Company’s Chief Executive Officer (see Note 9).

On January 2, 2015, the Company entered into a license and service agreement with Buck Institute. In connection with the agreement, the Company agreed to pay Buck Institute an annual fee of $24,500 to procure access to certain office space in the facility in order to conduct research and facilitate its research and development program.

Note 9 – Subsequent Events

On August 12, 2015, the Company’s former Chief Executive Officer resigned. As a result, the Company’s board of directors appointed the Company’s Vice President of Research and Development as the new Chief Executive Officer. In connection with such appointment, the Company amended its employment agreement with the executive.

On August 12, 2015, the Company entered into a Share Exchange and Conversion Agreement by and among TabacaleraYsidron, Inc., a Nevada corporation (“Tabacalera”), and a holder of a majority of the issued and outstanding capital stock of Tabacalera, on the one hand, and the Company, its shareholders and the holders of its convertible promissory notes. In connection with such agreement, 9,000,000 shares of the Company’s issued and outstanding common stock were exchanged for 24,000,000 shares of Tabacalera’s common stock, the Company’s convertible promissory notes in the aggregate principal amount of $1,000,000 were converted into an aggregate of 2,000,000 shares of Tabacalera common stock at $0.50 per share.

F-11